                     CHL Mortgage Pass-Through Trust 2006-8
                                 Issuing Entity

                                FINAL TERM SHEET

                             (COUNTRYWIDE(R) LOGO)

                           $778,089,936 (APPROXIMATE)

                                  CWMBS, INC.
                                   Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                      COUNTRYWIDE HOME LOANS SERVICING LP
                                MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                  FREE WRITING PROSPECTUS DATED MARCH 29, 2006

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-8

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING MARCH 27, 2006

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus:

                 INITIAL CLASS                                   INITIAL CLASS
                  CERTIFICATE                                     CERTIFICATE
                BALANCE/INITIAL    PASS-THROUGH                 BALANCE/INITIAL    PASS-THROUGH
              NOTIONAL AMOUNT(1)      RATE(2)                 NOTIONAL AMOUNT(1)      RATE(2)
              ------------------   ------------               ------------------   ------------
Class 1-A-1     $100,000,000           6.00%      Class 3-X     $24,594,680(3)       Variable
Class 1-A-2     $ 11,420,500           6.00%      Class PO      $ 5,403,936                 (4)
Class 1-A-3     $401,136,400           6.00%      Class A-R     $       100             6.00%
Class 1-X       $423,009,032(3)      Variable     Class M-1     $21,897,000             6.00%
Class 2-A-1     $201,812,000           6.00%      Class B-1     $ 4,692,000             6.00%
Class 2-X       $168,581,238(3)      Variable     Class B-2     $ 2,346,000             6.00%
Class 3-A-1     $ 29,382,000           6.00%

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus are listed, together with their pass-through rates and their initial ratings, in the tables beginning on page 4 of this free writing prospectus.

(3) The Class 1-X, Class 2-X and Class 3-X Certificates are interest only notional amount certificates and are not included in the aggregate class certificate balance of all of the certificates offered.

(4) The Class PO Certificates are principal only certificates and will not accrue interest.

ISSUING ENTITY

CHL Mortgage Pass-Through Trust 2006-8, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWMBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP

TRUSTEE

The Bank of New York

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of March 1, 2006 and the date of origination for that mortgage loan (the "cut-off date").

CLOSING DATE

On or about March 30, 2006.

THE MORTGAGE LOANS

The mortgage loans will consist of three loan groups. Each loan group will consist primarily of 30-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in each of loan group 1, loan group 2 and loan group 3 had the following characteristics:

LOAN GROUP 1

Aggregate Current Principal Balance           $539,028,873
Geographic Concentrations in excess of 10%:
   California                                 40.26%
Weighted Average Original LTV Ratio           73.54%
Weighted Average Mortgage Rate                6.403%
Range of Mortgage Rates                       5.375% to 7.625%
Average Current Principal Balance             $619,573
Range of Current Principal Balances           $416,160 to $2,000,000
Weighted Average Remaining Term to Maturity   359 months
Weighted Average FICO Credit Score            740

LOAN GROUP 2

Aggregate Current Principal Balance           $212,133,699
Geographic Concentrations in excess of 10%:
   California                                 41.99%
Weighted Average Original LTV Ratio           72.78%
Weighted Average Mortgage Rate                6.405%
Range of Mortgage Rates                       5.625% to 7.625%
Average Current Principal Balance             $609,580
Range of Current Principal Balances           $366,000 to $1,488,750
Weighted Average Remaining Term to Maturity   360 months
Weighted Average FICO Credit Score            743

LOAN GROUP 3

Aggregate Current Principal Balance           $30,837,396
Geographic Concentrations in excess of 10%:
   California                                 40.45%
Weighted Average Original LTV Ratio           72.40%
Weighted Average Mortgage Rate                6.408%
Range of Mortgage Rates                       5.875% to 7.000%
Average Current Principal Balance             $629,335
Range of Current Principal Balances           $418,678 to $1,960,000
Weighted Average Remaining Term to Maturity   359 months
Weighted Average FICO Credit Score            738

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue 16 classes of certificates, 13 of which are offered by this free writing prospectus:

                 INITIAL CLASS
                  CERTIFICATE                                     INITIAL        INITIAL
               BALANCE / INITIAL                                   RATING         RATING
   CLASS      NOTIONAL AMOUNT(1)              TYPE              (FITCH) (2)   (MOODY'S) (2)
   -----      ------------------              ----              -----------   -------------
OFFERED CERTIFICATES

Class 1-A-1      $100,000,000       Senior/Fixed Pass-Through       AAA            Aaa
                                        Rate/Super Senior

Class 1-A-2      $ 11,420,500       Senior/Fixed Pass-Through       AAA            Aa1
                                          Rate/Support

Class 1-A-3      $401,136,400       Senior/Fixed Pass-Through       AAA            Aaa
                                        Rate/Super Senior

Class 1-X        $423,009,032            Senior/Notional            AAA            Aaa
                                         Amount/Interest
                                   Only/Variable Pass-Through
                                              Rate

Class 2-A-1      $201,812,000       Senior/Fixed Pass-Through       AAA            Aaa
                                             Rate

Class 2-X        $168,581,238            Senior/Notional            AAA            Aaa
                                         Amount/Interest
                                   Only/Variable Pass-Through
                                             Rate

Class 3-A-1      $ 29,382,000       Senior/Fixed Pass-Through       AAA            Aaa
                                             Rate

Class 3-X        $ 24,594,680            Senior/Notional            AAA            Aaa
                                         Amount/Interest
                                   Only/Variable Pass-Through
                                             Rate

Class PO         $  5,403,936           Senior/Principal            AAA            Aaa
                                         Only/Component

Class A-R        $        100            Senior/Residual            AAA            Aaa

Class M-1        $ 21,897,000           Subordinate/Fixed            AA            N/R
                                        Pass-Through Rate

Class B-1        $  4,692,000          Subordinate/ Fixed             A            N/R
                                        Pass-Through Rate

Class B-2        $  2,346,000          Subordinate/ Fixed           BBB            N/R
                                        Pass-Through Rate

NON-OFFERED CERTIFICATES(3)

Class B-3        $  1,564,000          Subordinate/ Fixed
                                        Pass-Through Rate

Class B-4        $  1,173,000          Subordinate/ Fixed
                                        Pass-Through Rate

Class B-5        $  1,173,032          Subordinate/ Fixed
                                        Pass-Through Rate

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch") and Moody's Investors Service, Inc. ("Moody's"). "N/R" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                                              INTEREST
                                                              ACCRUAL
    CLASS      PASS-THROUGH RATE   INTEREST ACCRUAL PERIOD   CONVENTION
    -----      -----------------   -----------------------   ----------
OFFERED
CERTIFICATES
Class 1-A-1          6.00%            calendar month (1)     30/360 (2)
Class 1-A-2          6.00%            calendar month (1)     30/360 (2)
Class 1-A-3          6.00%            calendar month (1)     30/360 (2)
Class 2-A-1          6.00%            calendar month (1)     30/360 (2)
Class 3-A-1          6.00%            calendar month (1)     30/360 (2)
Class 1-X                (3)          calendar month (1)     30/360 (2)
Class 2-X                (3)          calendar month (1)     30/360 (2)
Class 3-X                (3)          calendar month (1)     30/360 (2)
Class A-R            6.00%            calendar month (1)     30/360 (2)
Class PO                 (4)                     N/A            N/A
Class M-1            6.00%            calendar month (1)     30/360 (2)
Class B-1            6.00%            calendar month (1)     30/360 (2)
Class B-2            6.00%            calendar month (1)     30/360 (2)
NON-OFFERED
CERTIFICATES
Class B-3            6.00%            calendar month (1)     30/360 (2)
Class B-4            6.00%            calendar month (1)     30/360 (2)
Class B-5            6.00%            calendar month (1)     30/360 (2)

----------
(1) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30-day months.

(3) The pass-through rates for the Class 1-X, Class 2-X and Class 3-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in the related loan group, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%.

(4) The Class PO Certificates are principal only certificates and are not entitled to any distributions of interest.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

                                CLASSES/COMPONENTS OF
       DESIGNATION                  CERTIFICATES
       -----------              ---------------------
     Group 1 Senior           Class 1-A-1, Class 1-A-2,
      Certificates           Class 1-A-3, Class 1-X and
                             Class A-R Certificates and
                              the Class PO-1 Component

     Group 2 Senior           Class 2-A-1 and Class 2-X
      Certificates                Certificates and
                              the Class PO-2 Component

     Group 3 Senior           Class 3-A-1 and Class 3-X
      Certificates              Certificates and the
                                Class PO-3 Component

Senior Certificate Group     Each of the Group 1 Senior
                            Certificates, Group 2 Senior
                              Certificates and Group 3
                                 Senior Certificates

   Senior Certificates      Group 1 Senior Certificates,
                             Group 2 Senior Certificates
                                 and Group 3 Senior
                                    Certificates

Subordinated Certificates       Class M-1 and Class B
                                    Certificates

  Class X Certificates        Class 1-X, Class 2-X and
                               Class 3-X Certificates

  Class B Certificates          Class B-1, Class B-2,
                              Class B-3, Class B-4 and
                               Class B-5 Certificates

     Notional Amount          Class 1-X, Class 2-X and
      Certificates             Class 3-X Certificates

  Offered Certificates          Senior Certificates,
                              Class M-1, Class B-1 and
                               Class B-2 Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates other than the Class 1-A-1, Class 1-A-3, Class 2-A-1, Class 3-A-1 and Class A-R Certificates:

$25,000 and multiples of $1,000.

Class 1-A-1, Class 1-A-3, Class 2-A-1 and Class 3-A-1 Certificates:

$1,000 and multiples of $1,000.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on April 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in May 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table beginning on page S-6.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

-    any interest remaining unpaid from prior distribution dates; less

- any net interest shortfalls allocated to that class for that distribution date.

The Class PO Certificates do not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

-    prepayments on the mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates, based on their respective entitlements (or, in the case of the subordinated certificates, based on interest accrued on each subordinated class' share of the assumed balance, as described more fully under "Description of the Certificates -- Interest"), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed on each class of related certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

All payments and other amounts in respect of principal of the mortgage loans in a loan group will be allocated between the related Class PO Component, on the one hand, and the related senior certificates (other than the notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in a loan group with a net mortgage rate less than the related required coupon will be equal to the net mortgage rate divided by the related required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group with a net mortgage rate equal to or greater than the related required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The required coupon for each loan group is 6.00%. The applicable non-PO percentage of amounts in respect of principal will be allocated to the related senior certificates (other than the notional amount certificates and the related Class PO Component) as set forth below, and any remainder of that non-PO amount is allocated to the subordinated certificates:

- in the case of scheduled principal collections, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the non-PO percentage of the principal balance of the mortgage loans in the related loan group; and

- in the case of principal prepayments, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The Class X Certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans in that loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-    subsequent recoveries with respect to mortgage loans in that loan group;

- partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the master servicer and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee and additional servicing compensation due to the master servicer;

-    the trustee fee due to the trustee;

-    lender-paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in each loan group will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the master servicer fee rate. The master servicer fee rate for each mortgage loan will be 0.200% per annum. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described under "Servicing of Mortgage Loans--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this free writing prospectus.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

- to interest on each interest-bearing class of senior certificates related to each loan group, pro rata, based on their respective interest distribution amounts;

- to principal of the classes and components of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

- to any deferred amounts payable on the applicable Class PO Component, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

- to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth below; and

-    from any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount for each loan group will be distributed as described above under "--Priority of Distributions Among Certificates" first as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component) as specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

Senior Certificates(other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount related to each loan group, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates, in the following order of priority:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

To the following classes of certificates in the following order of priority:

     (1) to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

     (2) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

To the Class 2-A-1 Certificates, until its class certificate balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 3

To the Class 3-A-1 Certificates, until its class certificate balance is reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to each Class PO Component in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

- available funds for the related loan group remaining after distribution of interest on the senior certificates in the same certificate group; and

- a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date and with respect to all loan groups, to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for each loan group, will be distributed as principal of the subordinated certificates in order of their distribution priorities, beginning with the Class M-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full from any loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

- the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related Class PO Component; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the related Class PO Component (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

- the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group will be allocated in the following order of priority:

     - first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero: and

     - second, concurrently to the senior certificates (other than the notional amount certificates and the related Class PO Component) related to that loan group, pro rata, based upon their respective class certificate balances, except that a portion of the non-PO percentage of any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-1 and Class 1-A-3 Certificates will instead be allocated to the Class 1-A-2 Certificates, until its class certificate balance is reduced to zero.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M-1 Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses." Further, the class certificate balance of the class of subordinated certificates with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Losses."

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group, other than the related Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that distribution date, is greater than the non-PO pool balance for that loan group (any such group, an "undercollateralized group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, other than the related Class PO Component and related notional amount certificates, until the aggregate class certificate balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the undercollateralized group equals the non-PO pool balance for that loan group (such distribution, an "undercollateralization distribution"). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for each other loan group remaining after all required amounts for that distribution date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth below under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" and "-- Subordinated Principal Distribution Amount."

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

TAX STATUS

For federal income tax purposes, the issuing entity will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class PO, Class 1-X, Class 2-X, Class 3-X and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

LEGAL INVESTMENT

The senior certificates and the Class M-1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                THE MORTGAGE POOL

                                  LOAN GROUP 1

                                MORTGAGE RATES(1)

                                                              PERCENT OF                        WEIGHTED     WEIGHTED     WEIGHTED
                                                               MORTGAGE                          AVERAGE      AVERAGE     AVERAGE
                                NUMBER OF      AGGREGATE       LOANS IN        AVERAGE       REMAINING TERM    FICO       ORIGINAL
                                 MORTGAGE  PRINCIPAL BALANCE     LOAN     PRINCIPAL BALANCE   TO MATURITY     CREDIT   LOAN-TO-VALUE
MORTGAGE RATES (%)                LOANS       OUTSTANDING       GROUP 1    OUTSTANDING ($)      (MONTHS)       SCORE     RATIO (%)
------------------              ---------  -----------------  ----------  -----------------  --------------  --------  -------------
5.375 ........................       2      $  1,612,949.77       0.30%       806,474.89           356          754        59.31
5.625 ........................       5         3,718,655.44       0.69        743,731.09           360          770        71.25
5.750 ........................       5         2,986,907.60       0.55        597,381.52           357          751        70.46
5.875 ........................      31        17,245,298.68       3.20        556,299.96           359          745        72.37
5.990 ........................       1           509,040.00       0.09        509,040.00           360          791        66.98
6.000 ........................      55        37,082,673.36       6.88        674,230.42           359          745        70.30
6.030 ........................       1           584,550.00       0.11        584,550.00           359          671        86.60
6.125 ........................      79        51,852,265.70       9.62        656,357.79           359          750        71.64
6.155 ........................       1           427,500.00       0.08        427,500.00           360          679        90.00
6.250 ........................     115        76,072,792.42      14.11        661,502.54           360          742        73.80
6.280 ........................       1           507,000.00       0.09        507,000.00           360          663        88.95
6.375 ........................     194       115,219,210.31      21.38        593,913.46           359          742        72.96
6.500 ........................     159        97,592,127.52      18.11        613,786.97           359          739        74.96
6.530 ........................       1           477,321.02       0.09        477,321.02           359          672        87.07
6.625 ........................      85        54,812,604.21      10.17        644,854.17           360          729        72.01
6.750 ........................      62        35,952,590.74       6.67        579,880.50           360          730        75.96
6.875 ........................      42        23,430,078.04       4.35        557,859.00           360          733        76.90
7.000 ........................      14         8,206,802.20       1.52        586,200.16           359          736        79.06
7.125 ........................       6         3,819,596.94       0.71        636,599.49           359          736        79.98
7.250 ........................       8         5,096,047.18       0.95        637,005.90           360          756        73.95
7.500 ........................       2         1,093,862.32       0.20        546,931.16           360          733        77.25
7.625 ........................       1           729,000.00       0.14        729,000.00           360          789        77.97
                                   ---      ---------------     ------
   TOTAL .....................     870      $539,028,873.45     100.00%
                                   ===      ===============     ======

----------
(1) The lender acquired mortgage insurance mortgage loans in loan group 1 are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 1 (net of such premiums) was approximately 6.401% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 1 was approximately 6.403% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
RANGE OF                        NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
CURRENT MORTGAGE                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
LOAN PRINCIPAL BALANCES ($)       LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
---------------------------     ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
400,000.01 - 450,000.00 ......      83     $ 36,260,941.64      6.73%       436,878.81     6.456       358         736      75.45
450,000.01 - 500,000.00 ......     192       92,054,361.62     17.08        479,449.80     6.431       359         738      73.97
500,000.01 - 550,000.00 ......     140       73,285,547.49     13.60        523,468.20     6.424       360         741      74.09
550,000.01 - 600,000.00 ......     115       66,410,754.56     12.32        577,484.82     6.413       360         743      74.26
600,000.01 - 650,000.00 ......     115       72,408,507.83     13.43        629,639.20     6.387       359         739      73.58
650,000.01 - 700,000.00 ......      49       33,024,776.52      6.13        673,975.03     6.357       359         740      73.88
700,000.01 - 750,000.00 ......      36       25,961,101.51      4.82        721,141.71     6.418       360         743      77.37
750,000.01 - 1,000,000.00 ....     109       96,050,675.64     17.82        881,198.86     6.404       359         739      72.78
1,000,000.01 - 1,500,000.00 ..      26       34,458,988.64      6.39      1,325,345.72     6.339       359         743      69.57
1,500,000.01 - 2,000,000.00 ..       5        9,113,218.00      1.69      1,822,643.60     6.168       360         747      62.25
                                   ---     ---------------    ------
   TOTAL .....................     870     $539,028,873.45    100.00%
                                   ===     ===============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 1 was approximately $619,573.

                              FICO CREDIT SCORES(1)

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
RANGE OF                         MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
FICO CREDIT SCORES                LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
------------------              ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
660 - 679 ....................      58     $ 33,093,103.91      6.14%      570,570.76      6.501       360         669      76.93
680 - 699 ....................      62       35,670,904.15      6.62       575,337.16      6.484       358         689      74.23
700 - 719 ....................     148       91,252,086.40     16.93       616,568.15      6.450       359         709      74.19
720 and above ................     602      379,012,778.99     70.31       629,589.33      6.376       359         758      73.02
                                   ---     ---------------    ------
   TOTAL .....................     870     $539,028,873.45    100.00%
                                   ===     ===============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 1 was approximately 740.

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
RANGE OF ORIGINAL                MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
------------------------        ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
50.00 and below ..............      33     $ 20,979,516.56      3.89%      635,742.93      6.298       359         750      43.55
50.01 - 55.00 ................      26       18,814,998.53      3.49       723,653.79      6.319       360         742      52.98
55.01 - 60.00 ................      34       21,938,392.86      4.07       645,246.85      6.251       359         742      57.98
60.01 - 65.00 ................      43       28,528,269.17      5.29       663,448.12      6.427       360         742      62.89
65.01 - 70.00 ................     108       69,507,507.98     12.89       643,588.04      6.329       359         742      68.39
70.01 - 75.00 ................      81       57,950,745.94     10.75       715,441.31      6.392       360         743      73.60
75.01 - 80.00 ................     525      311,620,900.50     57.81       593,563.62      6.438       359         739      79.57
80.01 - 85.00 ................       8        3,620,971.25      0.67       452,621.41      6.466       348         700      83.91
85.01 - 90.00 ................      10        5,171,720.66      0.96       517,172.07      6.598       360         689      88.78
90.01 - 95.00 ................       2          895,850.00      0.17       447,925.00      6.571       360         738      95.00
                                   ---     ---------------    ------
   TOTAL .....................     870     $539,028,873.45    100.00%
                                   ===     ===============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 73.54%.

(2) Does not take into account any secondary financing on the mortgage loans in loan group 1 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
STATE                             LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
-----                           ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
Arizona ......................      23     $ 14,808,244.89      2.75%      643,836.73      6.438       359         725      74.54
California ...................     353      217,021,372.79     40.26       614,791.42      6.361       359         743      71.84
Colorado .....................      15       11,298,766.38      2.10       753,251.09      6.412       360         730      72.86
Florida ......................      62       35,428,012.03      6.57       571,419.55      6.493       360         741      75.81
Maryland .....................      41       23,013,493.84      4.27       561,304.73      6.543       359         742      76.79
New Jersey ...................      36       19,769,873.36      3.67       549,163.15      6.438       360         739      75.57
New York .....................      45       28,965,512.63      5.37       643,678.06      6.431       360         744      70.82
Virginia .....................      41       26,316,293.24      4.88       641,860.81      6.487       359         733      73.70
Washington ...................      36       22,957,160.56      4.26       637,698.90      6.355       360         736      73.95
Other (less than 2%) .........     218      139,450,143.73     25.87       639,679.56      6.399       359         739      75.19
                                   ---     ---------------    ------
   TOTAL .....................     870     $539,028,873.45    100.00%
                                   ===     ===============    ======

----------
(1) The Other row in the preceding table includes 32 other states and the District of Columbia with under 2% concentrations individually. No more than approximately 0.788% of the mortgage loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
LOAN PURPOSE                      LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
------------                    ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
Refinance (cash-out) .........     253     $146,151,710.96     27.11%      577,674.75      6.401       359         727      70.73
Purchase .....................     474      298,519,010.01     55.38       629,786.94      6.408       360         746      75.96
Refinance (rate/term) ........     143       94,358,152.48     17.51       659,847.22      6.391       359         740      70.21
                                   ---     ---------------    ------
   TOTAL .....................     870     $539,028,873.45    100.00%
                                   ===     ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
PROPERTY TYPE                     LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
-------------                   ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
2-4 Family Residence .........      11     $  7,717,260.67      1.43%      701,569.15      6.440       360         751      71.09
Condominium Hotel ............       1          674,000.00      0.13       674,000.00      6.375       360         771      69.20
Low-rise Condominium .........      52       30,005,404.90      5.57       577,027.02      6.516       360         747      77.79
Planned Unit Development .....     273      171,619,579.21     31.84       628,643.15      6.400       359         742      74.94
Single Family Residence ......     533      329,012,628.67     61.04       617,284.48      6.393       359         738      72.48
                                   ---     ---------------    ------
   TOTAL .....................     870     $539,028,873.45    100.00%
                                   ===     ===============    ======

                               OCCUPANCY TYPES(1)

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
--------------                  ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
Primary Residence ............     796     $492,016,591.19     91.28%      618,111.30      6.397       359         740      73.44
Secondary Residence ..........      74       47,012,282.26      8.72       635,301.11      6.462       359         742      74.59
                                   ---     ---------------    ------
   TOTAL .....................     870     $539,028,873.45    100.00%
                                   ===     ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
REMAINING TERM                   MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
TO MATURITY (MONTHS)              LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
--------------------            ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
360 ..........................     566     $353,758,195.60     65.63%      625,014.48      6.402       360         741      73.46
359 ..........................     242      148,104,565.80     27.48       612,002.34      6.407       359         738      74.15
358 ..........................      41       24,226,317.96      4.49       590,885.80      6.547       358         745      72.71
357 ..........................       7        4,033,251.56      0.75       576,178.79      6.314       357         720      70.68
356 ..........................       3        1,986,307.40      0.37       662,102.47      5.914       356         693      70.96
355 ..........................       2        1,091,513.06      0.20       545,756.53      6.170       355         732      49.25
354 ..........................       2        1,765,198.18      0.33       882,599.09      5.592       354         741      65.96
352 ..........................       1          644,854.68      0.12       644,854.68      6.125       352         708      76.47
351 ..........................       2        1,088,846.41      0.20       544,423.21      6.000       351         723      78.61
345 ..........................       2        1,432,598.79      0.27       716,299.40      6.266       345         752      71.62
300 ..........................       1          452,000.00      0.08       452,000.00      6.375       300         731      80.00
264 ..........................       1          445,224.01      0.08       445,224.01      6.375       264         692      84.95
                                   ---     ---------------    ------
   TOTAL .....................     870     $539,028,873.45    100.00%
                                   ===     ===============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 1 was approximately 359 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                   WEIGHTED    AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE       AVERAGE   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
INTEREST ONLY PERIOD (MONTHS)     LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
-----------------------------   ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
0 ............................     618     $377,652,152.59     70.06%     611,087.63       6.374       359         740      73.12
120 ..........................     252      161,376,720.86     29.94      640,383.81       6.472       359         741      74.51
                                   ---     ---------------    ------
   TOTAL .....................     870     $539,028,873.45    100.00%
                                   ===     ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                   WEIGHTED    AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE       AVERAGE   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT      TERM       FICO     LOAN-TO-
PREPAYMENT                       MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
CHARGE PERIOD (MONTHS)            LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
----------------------          ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
0 ............................     854     $529,788,144.58     98.29%     620,360.83       6.402       359         740      73.53
12 ...........................       1          552,383.38      0.10      552,383.38       6.750       358         703      78.82
60 ...........................      15        8,688,345.49      1.61      579,223.03       6.446       360         744      73.77
                                   ---     ---------------    ------
   TOTAL .....................     870     $539,028,873.45    100.00%
                                   ===     ===============    ======

                                  LOAN GROUP 2

                                MORTGAGE RATES(1)

                                                              PERCENT OF                        WEIGHTED     WEIGHTED     WEIGHTED
                                                               MORTGAGE                          AVERAGE      AVERAGE     AVERAGE
                                NUMBER OF      AGGREGATE       LOANS IN        AVERAGE       REMAINING TERM    FICO       ORIGINAL
                                 MORTGAGE  PRINCIPAL BALANCE     LOAN     PRINCIPAL BALANCE    TO MATURITY    CREDIT   LOAN-TO-VALUE
RANGE OF MORTGAGE RATES %         LOANS       OUTSTANDING       GROUP 2    OUTSTANDING ($)      (MONTHS)       SCORE     RATIO (%)
-------------------------       ---------  -----------------  ----------  -----------------  --------------  --------  -------------
5.625 ........................       2      $  1,300,000.00       0.61%       650,000.00           360          770        67.05
5.750 ........................       6         3,034,745.75       1.43        505,790.96           358          729        75.04
5.875 ........................      12         7,555,651.28       3.56        629,637.61           359          749        68.64
6.000 ........................      15         9,197,350.30       4.34        613,156.69           360          755        68.26
6.125 ........................      33        21,989,932.89      10.37        666,361.60           360          743        69.82
6.155 ........................       1           474,780.74       0.22        474,780.74           359          711        90.00
6.250 ........................      50        30,087,621.56      14.18        601,752.43           360          744        74.39
6.375 ........................      74        46,065,853.74      21.72        622,511.54           360          748        70.54
6.500 ........................      76        45,421,946.56      21.41        597,657.19           360          739        74.31
6.625 ........................      32        19,846,388.18       9.36        620,199.63           360          757        71.54
6.750 ........................      22        12,086,194.83       5.70        549,372.49           360          738        76.09
6.845 ........................       1           518,000.00       0.24        518,000.00           360          662        84.23
6.875 ........................       9         5,252,611.41       2.48        583,623.49           359          704        79.30
7.000 ........................       7         4,705,800.00       2.22        672,257.14           360          728        78.85
7.125 ........................       1           608,023.09       0.29        608,023.09           358          707        79.61
7.145 ........................       1           517,499.00       0.24        517,499.00           360          704        90.00
7.250 ........................       4         2,253,300.00       1.06        563,325.00           359          743        78.66
7.375 ........................       1           510,000.00       0.24        510,000.00           359          787        74.08
7.500 ........................       1           708,000.00       0.33        708,000.00           360          799        80.00
                                   ---      ---------------     ------
   TOTAL .....................     348      $212,133,699.33     100.00%
                                   ===      ===============     ======

----------
(1) The lender acquired mortgage insurance mortgage loans in loan group 2 are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 2 (net of such premiums) was approximately 6.402% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 2 was approximately 6.405% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
RANGE OF CURRENT MORTGAGE        MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
LOAN PRINCIPAL BALANCES ($)       LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
---------------------------     ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------

350,000.01 - 400,000.00 ......       1     $    366,000.00      0.17%       366,000.00     6.250       359         706      80.00
400,000.01 - 450,000.00 ......      37       16,157,593.14      7.62        436,691.71     6.360       359         736      73.31
450,000.01 - 500,000.00 ......      77       36,980,114.66     17.43        480,261.23     6.407       359         740      71.84
500,000.01 - 550,000.00 ......      50       26,346,595.82     12.42        526,931.92     6.517       360         735      74.80
550,000.01 - 600,000.00 ......      50       28,956,665.01     13.65        579,133.30     6.425       360         741      74.54
600,000.01 - 650,000.00 ......      39       24,639,346.41     11.62        631,778.11     6.432       360         746      74.40
650,000.01 - 700,000.00 ......      19       12,963,267.64      6.11        682,277.24     6.249       360         750      74.35
700,000.00 - 750,000.00 ......      14       10,143,330.17      4.78        724,523.58     6.487       360         750      75.42
750,000.01 - 1,000,000.00 ....      57       50,273,121.30     23.70        881,984.58     6.343       360         748      69.52
1,000,000.01 - 1,500,000.00 ..       4        5,307,665.18      2.50      1,326,916.30     6.535       360         759      72.18
                                   ---     ---------------    ------
   TOTAL .....................     348     $212,133,699.33    100.00%
                                   ===     ===============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 2 was approximately $609,580.

                              FICO CREDIT SCORES(1)

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
RANGE OF FICO CREDIT SCORES       LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
---------------------------     ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
660 - 679 ....................      34     $ 18,270,213.03      8.61%     537,359.21       6.449       359         669      75.93
680 - 699 ....................      18       10,246,813.31      4.83      569,267.41       6.355       359         689      75.70
700 - 719 ....................      44       27,324,412.13     12.88      621,009.37       6.519       359         709      73.55
720 and above ................     252      156,292,260.86     73.68      620,207.38       6.383       360         762      72.09
                                   ---     ---------------    ------
   TOTAL .....................     348     $212,133,699.33    100.00%
                                   ===     ===============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 2 was approximately 743.

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
RANGE OF ORIGINAL                MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
------------------------        ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
50.00 and below ..............      16     $  9,909,502.95      4.67%     619,343.93       6.306       360         743      42.22
50.01 - 55.00 ................      14        9,177,061.57      4.33      655,504.40       6.378       360         755      52.56
55.01 - 60.00 ................      13        9,155,619.95      4.32      704,278.46       6.236       359         745      57.84
60.01 - 65.00 ................      21       12,766,755.29      6.02      607,940.73       6.266       359         755      63.18
65.01 - 70.00 ................      44       26,392,436.22     12.44      599,828.10       6.340       359         746      68.67
70.01 - 75.00 ................      39       26,720,569.16     12.60      685,142.80       6.414       360         755      73.25
75.01 - 80.00 ................     193      113,794,895.45     53.64      589,610.86       6.445       360         740      79.59
80.01 - 85.00 ................       2        1,113,000.00      0.52      556,500.00       6.791       360         695      84.64
85.01 - 90.00 ................       5        2,481,608.74      1.17      496,321.75       6.708       360         696      89.52
90.01 - 95.00 ................       1          622,250.00      0.29      622,250.00       6.750       360         665      95.00
                                   ---     ---------------    ------
   TOTAL .....................     348     $212,133,699.33    100.00%
                                   ===     ===============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 72.78%.

(2) Does not take into account any secondary financing on the mortgage loans in loan group 2 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
STATE                             LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
-----                           ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
Arizona ......................      16     $  8,926,624.83      4.21%     557,914.05       6.489       359         760      72.79
California ...................     147       89,064,804.95     41.99      605,883.03       6.384       360         746      71.04
Florida ......................      19       11,748,575.28      5.54      618,346.07       6.444       359         728      71.38
Illinois .....................       8        5,062,499.00      2.39      632,812.38       6.620       360         742      78.92
Maryland .....................      17        9,745,981.03      4.59      573,293.00       6.674       360         754      74.59
Massachusetts ................       8        5,681,396.82      2.68      710,174.60       6.372       359         755      67.77
Nevada .......................      10        5,295,794.44      2.50      529,579.44       6.449       360         713      80.79
New Jersey ...................      14        8,313,520.06      3.92      593,822.86       6.456       360         745      73.29
New York .....................      15        9,731,581.36      4.59      648,772.09       6.449       360         740      75.97
Oregon .......................       7        4,652,063.24      2.19      664,580.46       6.294       360         767      73.94
Virginia .....................      12        7,242,823.89      3.41      603,568.66       6.332       360         745      75.09
Washington ...................      15        9,159,498.37      4.32      610,633.22       6.303       360         749      73.95
Other (less than 2%) .........      60       37,508,536.06     17.68      625,142.27       6.350       359         735      73.87
                                   ---     ---------------    ------
   TOTAL .....................     348     $212,133,699.33    100.00%
                                   ===     ===============    ======

----------
(1) The Other row in the preceding table includes 23 other states and the District of Columbia with under 2% concentrations individually. No more than approximately 1.867% of the mortgage loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
LOAN PURPOSE                      LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
------------                    ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
Refinance (cash-out) .........     103     $ 58,489,697.95     27.57%     567,861.15       6.390       360         724      70.63
Purchase .....................     191      120,233,617.40     56.68      629,495.38       6.414       360         752      74.88
Refinance (rate/term) ........      54       33,410,383.98     15.75      618,710.81       6.397       359         746      68.98
                                   ---     ---------------    ------
   TOTAL .....................     348     $212,133,699.33    100.00%
                                   ===     ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
PROPERTY TYPE                     LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
-------------                   ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
2-4 Family Residence .........       4     $  2,758,036.98      1.30%     689,509.25       6.358       360         745      76.00
Low-rise Condominium .........      17        9,514,372.16      4.49      559,668.95       6.561       359         767      75.96
Planned Unit Development .....     113       69,193,775.02     32.62      612,334.29       6.405       360         744      73.45
Single Family Residence ......     214      130,667,515.17     61.60      610,595.87       6.394       360         741      72.13
                                   ---     ---------------    ------
   TOTAL .....................     348     $212,133,699.33    100.00%
                                   ===     ===============    ======

                               OCCUPANCY TYPES(1)

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
--------------                  ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
Primary Residence ............     320     $195,001,524.35     91.92%     609,379.76       6.398       360         743      72.43
Secondary Residence ..........      28       17,132,174.98      8.08      611,863.39       6.483       359         750      76.78
                                   ---     ---------------    ------
   TOTAL .....................     348     $212,133,699.33    100.00%
                                   ===     ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
REMAINING TERM                   MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
TO MATURITY (MONTHS)              LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
--------------------            ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
360 ..........................     237     $146,038,372.00     68.84%      616,195.66      6.404       360         745      72.98
359 ..........................      85       51,517,844.47     24.29       606,092.29      6.420       359         742      71.80
358 ..........................      20       10,777,703.83      5.08       538,885.19      6.496       358         730      74.86
356 ..........................       3        1,997,048.94      0.94       665,682.98      5.922       356         725      74.90
355 ..........................       1          840,000.00      0.40       840,000.00      5.875       355         765      80.00
353 ..........................       1          466,977.02      0.22       466,977.02      6.500       353         785      64.83
352 ..........................       1          495,753.07      0.23       495,753.07      5.750       352         679      58.14
                                   ---     ---------------    ------
   TOTAL .....................     348     $212,133,699.33    100.00%
                                   ===     ===============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 2 was approximately 360 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                   WEIGHTED    AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE       AVERAGE   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT      TERM       FICO     LOAN-TO-
INTEREST ONLY PERIOD             MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
(MONTHS)                          LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
--------------------            ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
0 ............................     279     $169,749,300.65     80.02%      608,420.43      6.368       360         744      71.85
120 ..........................      69       42,384,398.68     19.98       614,266.65      6.552       359         739      76.50
                                   ---     ---------------    ------
   TOTAL .....................     348     $212,133,699.33    100.00%
                                   ===     ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                   WEIGHTED    AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE       AVERAGE   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT      TERM       FICO     LOAN-TO-
PREPAYMENT CHARGE                MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
PERIOD (MONTHS)                   LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
-----------------               ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
0 ............................     344     $209,399,119.33     98.71%      608,718.37      6.406       360         744      72.73
5 ............................       1          750,000.00      0.35       750,000.00      6.125       360         721      74.96
60 ...........................       3        1,984,580.00      0.94       661,526.67      6.385       360         736      77.73
                                   ---     ---------------    ------
   TOTAL .....................     348     $212,133,699.33    100.00%
                                   ===     ===============    ======

                                  LOAN GROUP 3

                                MORTGAGE RATES(1)

                                                              PERCENT OF                        WEIGHTED     WEIGHTED     WEIGHTED
                                                               MORTGAGE                          AVERAGE      AVERAGE     AVERAGE
                                NUMBER OF      AGGREGATE       LOANS IN        AVERAGE       REMAINING TERM    FICO       ORIGINAL
RANGE OF                         MORTGAGE  PRINCIPAL BALANCE     LOAN     PRINCIPAL BALANCE   TO MATURITY     CREDIT   LOAN-TO-VALUE
MORTGAGE RATES (%)                LOANS       OUTSTANDING       GROUP 3    OUTSTANDING ($)      (MONTHS)       SCORE     RATIO (%)
------------------              ---------  -----------------  ----------  -----------------  --------------  --------  -------------
5.875 ........................       1       $   521,000.00       1.69%       521,000.00           359          784        73.80
6.000 ........................       4         2,033,000.00       6.59        508,250.00           358          752        69.26
6.030 ........................       1           538,919.58       1.75        538,919.58           359          669        89.83
6.125 ........................       5         3,149,796.22      10.21        629,959.24           360          721        68.74
6.250 ........................       8         6,263,328.36      20.31        782,916.05           359          762        67.87
6.375 ........................       8         4,119,750.00      13.36        514,968.75           359          737        72.99
6.500 ........................       8         4,860,150.00      15.76        607,518.75           359          740        72.84
6.625 ........................       9         6,553,284.00      21.25        728,142.67           359          721        77.38
6.750 ........................       3         1,524,382.00       4.94        508,127.33           359          753        69.54
6.875 ........................       1           523,786.00       1.70        523,786.00           358          713        80.00
7.000 ........................       1           750,000.00       2.43        750,000.00           359          729        71.43
                                   ---       --------------     ------
   TOTAL .....................      49       $30,837,396.16     100.00%
                                   ===       ==============     ======

----------
(1) The lender acquired mortgage insurance mortgage loans in loan group 3 are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 3 (net of such premiums) was approximately 6.400% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 3 was approximately 6.408% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
RANGE OF CURRENT MORTGAGE        MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
LOAN PRINCIPAL BALANCES($)        LOANS      OUTSTANDING      GROUP 3   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
--------------------------      ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
400,000.01 - 450,000.00 ......       8      $ 3,471,378.40     11.26%       433,922.30     6.372       359         732      70.84
450,000.01 - 500,000.00 ......       4        1,924,650.00      6.24        481,162.50     6.404       358         732      62.25
500,000.01 - 550,000.00 ......      12        6,276,605.58     20.35        523,050.47     6.304       359         737      71.00
550,000.01 - 600,000.00 ......       5        2,924,100.00      9.48        584,820.00     6.423       359         718      77.62
600,000.01 - 650,000.00 ......       6        3,775,046.22     12.24        629,174.37     6.332       359         742      75.26
650,000.01 - 700,000.00 ......       2        1,375,882.00      4.46        687,941.00     6.687       360         763      76.62
700,000.01 - 750,000.00 ......       3        2,178,000.00      7.06        726,000.00     6.630       359         739      77.05
750,000.01 - 1,000,000.00 ....       7        5,866,734.00     19.02        838,104.86     6.519       359         728      73.38
1,000,000.01 - 1,500,000.00 ..       1        1,085,000.00      3.52      1,085,000.00     6.250       360         768      63.82
1,500,000.01 - 2,000,000.00 ..       1        1,959,999.96      6.36      1,959,999.96     6.250       358         780      70.00
                                   ---      --------------    ------
   TOTAL .....................      49      $30,837,396.16    100.00%
                                   ===      ==============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 1 was approximately $629,335.

                              FICO CREDIT SCORES(1)

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
RANGE OF FICO CREDIT SCORES       LOANS      OUTSTANDING      GROUP 3   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
---------------------------     ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
660 - 679 ....................       2      $ 1,082,919.58      3.51%     541,459.79       6.437       356         668      84.89
680 - 699 ....................       5        3,442,981.22     11.16      688,596.24       6.476       359         687      72.25
700 - 719 ....................      10        5,543,536.00     17.98      554,353.60       6.402       360         710      76.11
720 and above ................      32       20,767,959.36     67.35      648,998.73       6.397       359         758      70.78
                                   ---      --------------    ------
   TOTAL .....................      49      $30,837,396.16    100.00%
                                   ===      ==============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 3 was approximately 738.

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
RANGE OF ORIGINAL                MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
LOANS-TO-VALUE RATIOS(%)          LOANS      OUTSTANDING      GROUP 3   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
------------------------        ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
50.00 and below ..............       4      $ 2,191,900.00      7.11%     547,975.00       6.405       359         735      39.44
55.01 - 60.00 ................       1          515,000.00      1.67      515,000.00       6.375       360         786      57.87
60.01 - 65.00 ................       3        2,080,000.00      6.75      693,333.33       6.188       359         751      62.51
65.01 - 70.00 ................       9        6,526,698.96     21.16      725,188.77       6.300       359         760      68.39
70.01 - 75.00 ................       6        3,719,500.00     12.06      619,916.67       6.524       360         756      73.01
75.01 - 80.00 ................      24       14,788,427.62     47.96      616,184.48       6.449       359         724      79.59
85.01 - 90.00 ................       2        1,015,869.58      3.29      507,934.79       6.559       359         696      89.91
                                   ---      --------------    ------
   TOTAL .....................      49      $30,837,396.16    100.00%
                                   ===      ==============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 3 was approximately 72.40%.

(2) Does not take into account any secondary financing on the mortgage loans in loan group 3 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
STATE                             LOANS      OUTSTANDING      GROUP 3   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
-----                          ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
Arizona ......................       2     $ 1,358,000.00      4.40%     679,000.00       6.405       359         720      74.87
California ...................      19      12,475,101.54     40.45      656,584.29       6.369       359         747      75.36
Florida ......................       2         963,700.00      3.13      481,850.00       6.294       359         715      77.64
Idaho ........................       1         696,500.00      2.26      696,500.00       6.625       360         739      73.32
Illinois .....................       1         750,000.00      2.43      750,000.00       7.000       359         729      71.43
Maryland .....................       3       1,775,082.22      5.76      591,694.07       6.389       359         717      77.89
Nevada .......................       4       2,042,250.00      6.62      510,562.50       6.220       357         731      68.66
New York .....................       3       1,748,750.00      5.67      582,916.67       6.473       359         738      61.86
Oregon .......................       3       1,922,735.00      6.24      640,911.67       6.500       359         696      73.58
Pennsylvania .................       1         760,000.00      2.46      760,000.00       6.625       360         688      80.00
Texas ........................       1         999,999.00      3.24      999,999.00       6.625       358         762      65.79
Virginia .....................       2         920,700.00      2.99      460,350.00       6.439       358         787      68.05
Washington ...................       2       1,383,000.00      4.48      691,500.00       6.218       359         761      71.76
Wisconsin ....................       1         763,000.00      2.47      763,000.00       6.500       360         755      47.69
Wyoming ......................       1         756,000.00      2.45      756,000.00       6.500       359         734      80.00
Other (less than 2%) .........       3       1,522,578.40      4.94      507,526.13       6.307       359         750      64.28
                                   ---     --------------    ------
   TOTAL .....................      49     $30,837,396.16    100.00%
                                   ===     ==============    ======

----------
(1) The Other row in the preceding table includes 3 other states with under 2% concentrations individually. No more than approximately 6.356% of the mortgage loans in loan group 3 were secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
LOAN PURPOSE                      LOANS      OUTSTANDING      GROUP 3   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
------------                    ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
Refinance (cash-out) .........      12      $ 8,782,819.54     28.48%     731,901.63       6.306       359         738      66.88
Purchase .....................      28       16,833,180.40     54.59      601,185.01       6.519       359         740      76.82
Refinance (rate/term) ........       9        5,221,396.22     16.93      580,155.14       6.224       359         736      67.43
                                   ---      --------------    ------
   TOTAL .....................      49      $30,837,396.16    100.00%
                                   ===      ==============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
PROPERTY TYPE                     LOANS      OUTSTANDING      GROUP 3   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
-------------                   ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
2-4 Family Residence .........       1      $   630,000.00      2.04%     630,000.00       6.500       360         742      73.26
Low-rise Condominium .........       1          523,786.00      1.70      523,786.00       6.875       358         713      80.00
Planned Unit Development .....      21       13,465,606.58     43.67      641,219.36       6.388       359         750      70.82
Single Family Residence ......      26       16,218,003.58     52.59      623,769.37       6.406       359         729      73.43
                                   ---      --------------    ------
   TOTAL .....................      49      $30,837,396.16    100.00%
                                   ===      ==============    ======

                               OCCUPANCY TYPES(1)

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
--------------                  ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
Primary Residence ............      46      $29,251,860.16     94.86%     635,910.00       6.401       359         738      71.99
Secondary Residence ..........       3        1,585,536.00      5.14      528,512.00       6.540       359         750      80.00
                                   ---      --------------    ------
   TOTAL .....................      49      $30,837,396.16    100.00%
                                   ===      ==============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                               AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
REMAINING TERM                   MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
TO MATURITY (MONTHS)              LOANS      OUTSTANDING      GROUP 3   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
--------------------            ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
360 ..........................      17      $10,759,150.00     34.89%     632,891.18       6.413       360         738      69.81
359 ..........................      20       11,892,311.20     38.56      594,615.56       6.435       359         730      77.05
358 ..........................      10        7,141,934.96     23.16      714,193.50       6.370       358         762      70.85
357 ..........................       1          500,000.00      1.62      500,000.00       6.250       357         692      31.25
354 ..........................       1          544,000.00      1.76      544,000.00       6.375       354         668      80.00
                                   ---      --------------    ------
   TOTAL .....................      49      $30,837,396.16    100.00%
                                   ===      ==============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 3 was approximately 359 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                   WEIGHTED    AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE       AVERAGE   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
INTEREST ONLY PERIOD (MONTHS)     LOANS      OUTSTANDING      GROUP 3   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
-----------------------------   ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
120 ..........................      49      $30,837,396.16    100.00%     629,334.62       6.408       359         738      72.40
                                   ---      --------------    ------
   TOTAL .....................      49      $30,837,396.16    100.00%
                                   ===      ==============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                     WEIGHTED              WEIGHTED
                                                            PERCENT OF                   WEIGHTED    AVERAGE    WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE       AVERAGE   REMAINING    AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT      TERM       FICO     LOAN-TO-
PREPAYMENT CHARGE                MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
PERIOD (MONTHS)                   LOANS      OUTSTANDING      GROUP 3   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
-----------------               ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
0 ............................      48      $30,293,396.16     98.24%     631,112.42       6.409       359         740      72.26
36 ...........................       1          544,000.00      1.76      544,000.00       6.375       354         668      80.00
                                   ---      --------------    ------
   TOTAL .....................      49      $30,837,396.16    100.00%
                                   ===      ==============    ======

                           SERVICING OF MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Expense Fees with respect to the mortgage pool are payable out of the interest payments on each mortgage loan. The Expense Fees will be 0.209% per annum of the Stated Principal Balance of each mortgage loan. The Expense Fees consist of:

     - the master servicing fee payable to the master servicer in respect of its master servicing activities; and

     - fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement.

     The master servicing fee will be 0.200% per annum of the Stated Principal Balance of each mortgage loan. The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the master servicing fee. The amount of the master servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described under "-- Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans." The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, prepayment charges, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to mortgage loans as described under "Description of the Certificates --Fees and Expenses".

     The net mortgage rate of a mortgage loan is its mortgage rate (net of the interest premium charged by the related lenders for the lender paid mortgage insurance mortgage loans, if any) less the sum of the master servicing fee and the trustee fee on the mortgage loan (expressed as a per annum percentage of its Stated Principal Balance).

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays a mortgage loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day (or, in the case of the first Distribution Date, from March 1, 2006) through the last day of a calendar month will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans would result. Pursuant to the pooling and servicing agreement, the master servicing fee for any month will be reduced, but not by more than an amount equal to the product of one-twelfth of 0.125% and the aggregate Stated Principal Balance of the mortgage loans ("Compensating Interest"), by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid mortgage loan on the related Distribution Date.

     If shortfalls in interest as a result of prepayments in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to certificateholders will be reduced by the amount of the excess. See "Description of the Certificates -- Interest" in this free writing prospectus.

CERTAIN MODIFICATIONS AND REFINANCINGS

     Countrywide Home Loans, without prior approval from the Rating Agencies, will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the mortgage rates of their respective mortgage loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the mortgage loan from the issuing entity immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. Countrywide Home Loans will remit the purchase price to the master servicer for deposit into the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-8, will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1, Class 3-A-1, Class 1-X, Class 2-X, Class 3-X, Class PO, Class A-R, Class M-1, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on the cover page hereof are offered by this free writing prospectus.

     When describing the certificates in this free writing prospectus, we use the following terms:

        DESIGNATION                    CLASSES /COMPONENTS OF CERTIFICATES
        -----------                    -----------------------------------
 Group 1 Senior Certificates   Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-X and
                                  Class A-R Certificates and Class PO-1 Component

 Group 2 Senior Certificates     Class 2-A-1 and Class 2-X Certificates and Class
                                                  PO-2 Component

        DESIGNATION                    CLASSES /COMPONENTS OF CERTIFICATES
        -----------                    -----------------------------------
 Group 3 Senior Certificates     Class 3-A-1 and Class 3-X Certificates and Class
                                                  PO-3 Component

  Senior Certificate Group       Each of the Group 1 Senior Certificates, Group 2
                                Senior Certificates and Group 3 Senior Certificates

     Senior Certificates            Group 1 Senior Certificates, Group 2 Senior
                                   Certificates and Group 3 Senior Certificates

  Subordinated Certificates             Class M-1 and Class B Certificates

    Class X Certificates          Class 1-X, Class 2-X and Class 3-X Certificates

    Class PO Certificates        Class PO-1, Class PO-2 and Class PO-3 Components

    Class B Certificates          Class B-1, Class B-2, Class B-3, Class B-4 and
                                              Class B-5 Certificates

Notional Amount Certificates      Class 1-X, Class 2-X and Class 3-X Certificates

    Offered Certificates        Senior Certificates, Class M-1, Class B-1 and Class
                                                 B-2 Certificates

      The certificates are generally referred to as the following types:

               CLASS                                                TYPE
               -----                                                ----
 OFFERED CERTIFICATES

 Class 1-A-1 and Class 1-A-3                   Senior/Fixed Pass-Through Rate/ Super Senior

 Class 1-A-2                                      Senior/Fixed Pass-Through Rate/ Support

 Class 2-A-1 and Class 3-A-1                          Senior/Fixed Pass-Through Rate

 Class 1-X, Class 2-X and Class 3-X   Senior/Notional Amount/Interest Only/Variable Pass-Through Rate

 Class PO                                             Senior/Principal Only/Component

 Class A-R                                                    Senior/Residual

 Subordinated Certificates                          Subordinate/Fixed Pass-Through Rate

     The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

     The senior certificates will have an initial aggregate class certificate balance of approximately $749,154,936, and will evidence in the aggregate an initial beneficial ownership interest of approximately 95.80% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                     INITIAL BENEFICIAL
CLASS OF SUBORDINATED CERTIFICATES   OWNERSHIP INTEREST
----------------------------------   ------------------
Class M-1.........................          4.20%
Class B-1.........................          1.40%
Class B-2.........................          0.80%
Class B-3.........................          0.50%
Class B-4.........................          0.30%
Class B-5.........................          0.15%

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as payments of principal,

     -    the amount of Realized Losses allocated to the class, and

     - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses,"

The Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries on the mortgage loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See "The Agreements - Realization Upon Defaulted Mortgage Loans - Application of Liquidation Proceeds" in the prospectus.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

COMPONENT CLASSES

     Solely for purposes of calculating distributions and allocating losses, the Class PO Certificates will be made up of multiple components having the designations and initial component balances set forth below as of the closing date:

                            INITIAL
                           COMPONENT
DESIGNATION                 BALANCE
-----------               ----------
Class PO-1 Component...   $3,832,147
Class PO-2 Component...   $1,411,796
Class PO-3 Component...   $  159,993

     The component balance with respect to any component as of any Distribution Date is the initial component balance thereof on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates.

     The Class Certificate Balance of the Class PO Certificates on any Distribution Date will equal the aggregate of the component balances described above on that Distribution Date. The components comprising the Class PO Certificates will not be separately transferable from the Class PO Certificates. As used in this free writing prospectus, "Class PO Component" will mean the Class PO-1, Class PO-2 or Class PO-3 Component, as applicable.

NOTIONAL AMOUNT CERTIFICATES

     The Class 1-X, Class 2-X and Class 3-X Certificates are notional amount certificates.

     The notional amount of the Class 1-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

     The notional amount of the Class 2-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

     The notional amount of the Class 3-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 3 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that will equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates (other than the Class 1-A-1, Class 1-A-3, Class 2-A-1 and Class 3-A-1 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1,000 in excess thereof. Investors may hold such beneficial interests in the Class 1-A-1, Class 1-A-3, Class 2-A-1 and Class 3-A-1 Certificates in minimum denominations representing an original principal amount or notional amount of $1,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership in a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Miscellaneous Tax Aspects -- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the issuing entity provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, (b) the beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) of a class at their sole option and expense, elect to remove their Book-Entry Certificates from DTC or (c) after the occurrence of an event of default (as defined in the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     For a description of the procedures generally applicable to Book-Entry Certificates, see "Description of the Securities - Book-Entry Registration of Securities" in the prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

          - all payments on account of principal on the mortgage loans, including principal prepayments;

          - all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

          - all payments on account of prepayment charges on the mortgage loans;

          - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          -    all substitution adjustment amounts; and

          -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

          - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses";

          - to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such Advance was made;

          - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

          - to reimburse the master servicer for insured expenses from the related insurance proceeds;

          - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          - to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

          - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          - to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any prepayment charges received and (c) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          - the aggregate amount remitted by the master servicer to the trustee; and

          - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          -    to pay the trustee fee to the trustee;

          - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

          - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

  TYPE / RECIPIENT (1)                  AMOUNT                 GENERAL PURPOSE               SOURCE (2)                FREQUENCY
  --------------------                  ------                 ---------------               ----------                ---------
FEES

Master Servicing Fee /     One-twelfth of the Stated          Compensation       Amounts on deposit in the           Monthly
Master Servicer            Principal Balance of each                             Certificate Account representing
                           mortgage loan multiplied by the                       payments of interest and
                           master servicing fee rate (3)                         application of liquidation
                                                                                 proceeds with respect to that
                                                                                 mortgage loan

                           -    All late payment fees,        Compensation       Payments made by obligors with      Time to time
                                assumption fees and other                        respect to the mortgage loans
                                similar charges

                           -    All investment income         Compensation       Investment income related to the    Monthly
                                earned on amounts on                             Certificate Account and the
                                deposit in the Certificate                       Distribution Account
                                Account and Distribution
                                Account.

                           -    Excess Proceeds (4)           Compensation       Liquidation proceeds and            Time to time
                                                                                 Subsequent Recoveries

Trustee Fee (the           One-twelfth of the Trustee Fee     Compensation       Amounts on deposit in the           Monthly
"Trustee Fee") / Trustee   Rate multiplied by the aggregate                      Certificate Account or the
                           Stated Principal Balance of the                       Distribution Account
                           outstanding mortgage loans. (5)

EXPENSES

Insured expenses /         Expenses incurred by the Master    Reimbursement of   To the extent the expenses are      Time to time
Master Servicer            Servicer                           Expenses           covered by an insurance policy
                                                                                 with respect to the mortgage loan

Servicing Advances /       To the extent of funds             Reimbursement of   With respect to each mortgage       Time to time
Master Servicer            available, the amount of any       Expenses           loan, late recoveries of the
                           Servicing Advances.                                   payments of the costs and
                                                                                 expenses, liquidation proceeds,
                                                                                 Subsequent Recoveries, purchase
                                                                                 proceeds or repurchase proceeds
                                                                                 for that mortgage loan (6)

Indemnification            Amounts for which the sellers,     Indemnification    Amounts on deposit on the           Monthly
expenses / the sellers,    the master servicer and                               Certificate Account
the master servicer and    depositor are entitled to
the depositor              indemnification (7)

----------

(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "-- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicer Fee Rate for each mortgage loan will be 0.200% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full, as described in this free writing prospectus under "Servicing of Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4) "Excess Proceeds" with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)  The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in April 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month preceding the month of that Distribution Date.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions on the group 1 senior certificates, group 2 senior certificates and group 3 senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group, and, in certain circumstances, from any Available Funds from the other loan group remaining after distributions to the senior certificates related to such other loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates as described in the preceding sentence and payments in respect of Class PO Deferred Amounts. These distributions will be made in the following order of priority:

     - to interest on each interest-bearing class of senior certificates relating to each loan group, pro rata, based on their respective interest distribution amounts;

     - to principal of the classes and components of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal," in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and/or components on the Distribution Date;

     - to any Class PO Deferred Amounts with respect to the applicable Class PO Component, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

     - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

     -    any remaining available amounts, to the Class A-R Certificates.

     "Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

     - all scheduled installments of interest (net of the related Expense Fees which include premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

     - all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period together with interest paid in connection with the prepayment, other than certain excess amounts and the Compensating Interest; and

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

     Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

     Class 1-X, Class 2-X and Class 3-X Certificates

     The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 1, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.29888% per annum.

     The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 2, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.29267% per annum.

     The pass-through rate for the Class 3-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 3, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 3-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.27843% per annum.

     Interest Entitlement. With respect to each Distribution Date for all of the interest- bearing certificates, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "Interest Distribution Amount" for any class will be equal to the sum of:

          - interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

          - the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

     The Class PO Certificates are principal only certificates and will not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates (other than the Class PO Certificates) and (b) each of the loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

     - any net prepayment interest shortfalls for that loan group and Distribution Date, and

     - the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

     With respect to any Distribution Date, a "net prepayment interest shortfall" for each loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for the other loan groups over the prepayment interest shortfalls for that loan group.

     A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the related Master Servicing Fee Rate on the Stated Principal

Balance of the mortgage loan.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Agreements--Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus.

     A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

     Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior and subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

     For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The "Assumed Balance" for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date); provided, however, on any Distribution Date after the second Senior Termination Date, Net Interest Shortfalls will be allocated to the subordinated certificates based on the amount of interest each such class of certificates would otherwise be entitled to receive on that Distribution Date.

     Each class' pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive on the Distribution Date.

     If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated as described under "--Priorities of Distributions Among Certificates" between the related Class PO Component, on the one hand, and the related senior certificates (other than the related notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a "Discount mortgage loan") will be determined as follows:

DISCOUNT MORTGAGE LOANS   NET MORTGAGE RATE          NON-PO PERCENTAGE OF
     IN LOAN GROUP        FOR MORTGAGE LOAN         DISCOUNT MORTGAGE LOAN
-----------------------   -----------------   ----------------------------------
           1               Less than 6.00%    Net mortgage rate divided by 6.00%

           2               Less than 6.00%    Net mortgage rate divided by 6.00%

           3               Less than 6.00%    Net mortgage rate divided by 6.00%

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below (each a "Non-Discount mortgage loan") will be 100%.

NON-DISCOUNT MORTGAGE          NET MORTGAGE RATE
 LOANS IN LOAN GROUP           FOR MORTGAGE LOAN
---------------------   ------------------------------
          1             Greater than or equal to 6.00%
          2             Greater than or equal to 6.00%
          3             Greater than or equal to 6.00%

     The PO Percentage with respect to any Discount mortgage loan in any loan group will be equal to the amount described below:

 DISCOUNT MORTGAGE          PO PERCENTAGE OF
LOANS IN LOAN GROUP      DISCOUNT MORTGAGE LOAN
-------------------   ----------------------------
         1            (6.00% -- net mortgage rate)
                            divided by 6.00%
         2            (6.00% -- net mortgage rate)
                            divided by 6.00%
         3            (6.00% -- net mortgage rate)
                            divided by 6.00%

     The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates (other than the related Class PO Component and the notional amount certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date and loan group will equal the sum of:

     (i) the sum of the applicable Non-PO Percentage of

          (a) all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

          (b) the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by a seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

          (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to the Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e) with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

          (f) all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period; and

     (ii) (A) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount related to each loan group, in each case up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal to the following classes of senior certificates, in the following order of priority:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

     - sequentially, to the following classes of certificates in the following order of priority:

          (1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

          (2) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

     - to the Class 2-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 3

     - to the Class 3-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

     If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

     The capitalized terms used herein shall have the following meanings:

     "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

     "Prepayment Period" means for any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from March 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

     - the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of "Non-PO Formula Principal Amount" for that loan group and Distribution Date,

     - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

                    - the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

                    - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

     -    the sum of

                    - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

                    - the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date.

provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the mortgage loans in the mortgage pool, as opposed to the mortgage loans in the related loan group.

     If on any Distribution Date the allocation to the class or classes of senior certificates (other than the related Class PO Component) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

     "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

     - any previous partial payments and liquidation proceeds received and to the payment of principal due on that Due Date and irrespective of any delinquency in payment by the related borrower; and

     - liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period.

     The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

     The "loan group principal balance" with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

     The "Senior Percentage" of a senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group (other than the related Class PO Component and the notional amount certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date); provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the related Class PO Component and the notional amount certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to such Distribution Date. For any Distribution Date on and prior to the second Senior Termination Date, the Subordinated Percentage for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the second Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

     The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the related Class PO Component and the notional amount certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

     The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

     The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

     - for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

     - for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will once again equal 100%).

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

     - the outstanding principal balance of all mortgage loans in a loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%, and

     - cumulative Realized Losses on the mortgage loans in each loan group do not exceed

                    - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the mortgage loans in that loan group, in each case as of the cut-off date or (ii) if such date is after the second Senior Termination Date, the aggregate of the principal balances of the subordinated certificates as of the closing date (in either case, the "original subordinate principal balance"),

                    - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

                    - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

                    - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

                    - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

     The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Component) is reduced to zero.

     Cross-Collateralization. There are two ways in which payments made on the mortgage loans in one loan group may be used to make distributions on classes of senior certificates (other than the related Class PO Component) that are not related to that loan group. They are described below:

     1. Cross-Collateralization due to Disproportionate Realized Losses in one Loan Group

     If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, other than the related Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, an "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that Undercollateralized Group, other than the related Class PO Component and related notional amount certificates, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an "Undercollateralization Distribution"). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group. If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution will be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of the senior certificates in such senior certificate group (other than the related Class PO Component) exceeds the Non-PO Pool Balance for the related Undercollateralized Group. If on any Distribution Date more than one senior certificate group is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distributions will be allocated among such senior certificate groups (other than the related Class PO Component), pro rata, based upon the aggregate excess of the Available Funds for the senior certificate groups other than the Undercollateralized Group remaining after all required amounts for that Distribution Date have been distributed to those senior certificates.

     Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

     The "Non-PO Pool Balance" for any loan group and Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount mortgage loan in that loan group.

     2. Cross-Collateralization due to Disproportionate Principal Payments

     On each Distribution Date after the first Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the second Senior Termination Date, the Non-PO Formula Principal Amount for the loan group relating to the senior certificate group that has been paid in full, will be distributed to the other senior certificate groups (other than the related Class PO Components), so that each remaining senior certificate group receives its pro rata portion thereof. If principal from one loan group is distributed to the senior certificate groups (other than the related Class PO Components) that are not related to that loan group according to this paragraph, the subordinated certificates will not receive that principal as a distribution.

     All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

     Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all loan groups, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

     For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

     For any Distribution Date and any class of Subordinated Certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

     On the date of issuance of the certificates, the characteristics of the certificates listed below are expected to be as follows:

                          Beneficial     Initial Credit        Original
                          Interest in      Enhancement     Applicable Credit
                        Issuing Entity        Level       Support Percentage
                        --------------   --------------   ------------------
Senior Certificates..       95.80%            4.20%               N/A
Class M-1............        2.80%            1.40%              4.20%
Class B-1............        0.60%            0.80%              1.40%
Class B-2............        0.30%            0.50%              0.80%
Class B-3............        0.20%            0.30%              0.50%
Class B-4............        0.15%            0.15%              0.30%
Class B-5............        0.15%            0.00%              0.15%

     For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M-1 Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

     The "Subordinated Principal Distribution Amount" for each loan group and any Distribution Date will equal

     -    the sum of

                    - the related Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of "Non-PO Formula Principal Amount" for that loan group and that Distribution Date,

                    - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

                    - the related Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

                    - the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

     - reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the related Distribution Date.

     On any Distribution Date after the second Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the mortgage loans in the mortgage pool as opposed to the mortgage loans in the related loan group.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement and any Available Funds for any loan group remaining after payment of interest on and principal of the senior certificates and Class PO Deferred Amounts on the related Class PO Component and interest on and principal of the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of each Class PO Component will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for the Distribution Date and (y) the product of

     - Available Funds for the related loan group remaining after distribution of interest on the senior certificates in the same senior certificate group, and

     - a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to the related senior certificate group (other than the related notional amount certificates and the related Class PO Component) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution of interest on the related senior certificate group and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

     The "PO Formula Principal Amount" for any Distribution Date and each Class PO Component will equal the sum of:

     -    the sum of the applicable PO Percentage of

                    - all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

                    - the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

                    - the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for the Distribution Date,

                    - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

                    - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan,

                    - all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period; and

     - with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in a loan group will be allocated to the related Class PO Component until the Class component balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related Class PO Component, on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of both the loan groups for the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related Class PO Component before distributions of principal of the subordinated certificates. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the component balance of the related Class PO Component. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     For purposes of allocating losses on the mortgage loans in any loan group to the subordinated certificates, the Class M-1 Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

     The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in a loan group will be allocated:

     - first to the subordinated certificates, in the reverse order of their priority of distribution (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

     - second, to the senior certificates of the related senior certificate group (other than the related Class PO Component and the notional amount certificates) pro rata, based upon their respective Class Certificate Balances, except that the Non-PO Percentage of any Realized Losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-1 and Class 1-A-3 Certificates, in an amount up to an amount equal to the product of (x) 36.78% and 63.22%, respectively, and (y) the Class Certificate Balance of the Class 1-A-2 Certificates for such Distribution Date, and up to a maximum of $4,200,000 and $7,220,500, respectively, will instead be allocated to the Class 1-A-2 Certificates, until its Class Certificate Balance is reduced to zero.

     Because principal distributions are paid to some classes of certificates (other than the Class PO Certificates and the notional amount certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan. See "Credit Enhancement -- Subordination" in this free writing prospectus and in the prospectus.

     A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.